Datasheet: Fourth Quarter 2010

February.28.2011

dts Digital Entertainment

HIGH PERFORMANCE TECHNOLOGY

Company Overview

DTS is dedicated to making digital entertainment exciting, engaging and effortless by providing state-of-the-art audio technology to hundreds of millions of DTS-licensed consumer electronics products worldwide. From a renowned legacy as a pioneer in multi-channel audio, DTS became a mandatory audio format in the Blu-ray Disc standard and is now increasingly deployed in enabling digital delivery of movies and other forms of digital entertainment on a growing array of network-connected consumer devices. DTS technology is in home theaters, car audio systems, PCs, game consoles, DVD players, televisions, digital media players, set-top boxes, smart phones, surround music software and every device capable of playing Blu-ray discs. Founded in 1993, DTS' corporate headquarters are located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Northern California, Washington, China, France, Hong Kong, Japan, Singapore, South Korea, Taiwan and the United Kingdom.

Fundamentals (as of February 25, 2011)

Stock Symbol (NASDAQ): DTSI

Price: $45.75

52-Wk Range: $27.63 to $50.49

Market Capitalization: $784.06M

2010 Revenue by Market



Other
Network Connected
Home AV
Car
Blu-ray

2011 Revenue Outlook Assumptions

- 2011Revenue Outlook includes:
  - Blu-ray Worldwide unit forecasts:
    - 30M to 35M Standalone Players
    - 13M to 14M Game Consoles
    - 8M to 10M PCs
  - 15% to 20% of Revenue to come from new, Network Connected Markets Including:
    - Televisions
    - Smartphones
    - Digital Media Players
    - PCs (DTS Premium Suite, DTS Ultra PC, Envelo)
    - Other Virtual Audio Applications
- Home AV, Broadcast & Car to be roughly flat
- Royalty Recoveries around $4.0M

Key Financial Metrics

	2011 Outlook		2010		2009	
	GAAP	Non-GAAP *	GAAP	Non-GAAP*	GAAP	Non-GAAP*
Revenue	$100 to $105M	-	$87.1M	-	$77.7M	-
Gross Margins	97% to 98%	-	98%	-	98%	-
Operating Margin	Low 30's	Low 40's	28%	38%	23%	33%
Tax Rate	Low 40's	-	39%	-	44%	-
Earnings Per Share (Cont. Ops.)	$1.04 to $1.12	$1.40 to $1.49	$.84	$1.15	$0.60	$0.85
Cash Flow from Operations	-	-	$39.0M	-	$21.9M	-
Stock-Based Compensation	$9.0M to $10.0M	-	$7.0M	-	$5.7M	-
Amortization of Intangible Assets	$1.5M to $2.0M	-	$1.4M	-	$1.5M	-
Restructuring Charge^	-	-	$0.7M	-	-	-
Capital Expenditures	-	-	$3.2M	-	$12.2M	-

	2010		2009	
	Q4 GAAP	Q4 Non-GAAP*	Q4 GAAP	Q4 Non-GAAP*
Revenue	$26.9M	-	$21.2M	-
Gross Margins	99%	-	98%	-
Operating Margins	37%	47%	38%	47%
Tax Rate	38%	-	39%	-
Earnings Per Share (Cont. Ops.)	$0.34	$0.43	$0.27	$0.33
Cash Flow from Operations	$15.4M	-	$8.1M	-
Stock-Based Compensation	$1.6M	-	$1.4M	-
Amortization of Intangible Assets	$0.3M	-	$0.4M	-
Restructuring Charge^	$0.7M	-	-	-
Capital Expenditures	$0.6M	-	$3.5M	-

* Excludes stock-based compensation costs, amortization of intangible assets and restructuring charges. Also excludes their related tax effects for earnings per share.

^ Restructuring costs include $332K of stock based compensation.

Datasheet: Fourth Quarter 2010

February.28.2011

DTS Management Team

- Jon Kirchner, Chairman & Chief Executive Officer
- Mel Flanigan, EVP & Chief Financial Officer
- Brian Towne, EVP & Chief Operating Officer
- Fred Kitson, EVP & Chief Technology Officer
- Blake Welcher, EVP & General Counsel

DTS - Not Just Home Theater Surround Sound Anymore



In addition to DTS-HD Master Audio ™, the lossless audio codec for Blu-ray Disc, DTS has a range of high efficiency technologies for digital delivery services and connected consumer devices.

Licensing Model

- Semiconductor manufacturers embed technology
- CE manufacturers pay fee to use DTS technology and marks upon manufacture
- Mandatory or optional in key industry standards:
  - Mandatory: Blu-ray
  - Optional: DVD
  - Optional: Digital Video Broadcast (DVB)
  - Optional: Digital Living Network Alliance
  - Optional: Digital Entertainment Content Ecosystem

Recent Developments

- Panasonic becomes latest major TV manufacturer to integrate DTS' high performance audio decoders into select TVs
- DTS partners with Huawei, a leading telecom solutions provider, to offer engaging entertainment experience across multiple platforms
- DTS and Freebox to integrate DTS Surround Sound technologies into Free's forthcoming Digital Medial Player products
- DTS and LG to enhance the audio experience of consumers by integrating DTS Digital Surround technology into certain LG smartphones and tablets
- DTS and Lenovo to offer DTS technology in Lenovo's new digital home products scheduled to launch in China in 2011

DTS Premium Global Brand

- Over 400 product manufacturers and integrated circuit licensees to date
- Fully "Lossless" audio for the most demanding applications
- DTS is synonymous with the highest quality audio as evidenced by our 85% market share of U.S. Top 100 Blu-ray Titles for 2010
- DTS Technologies including DTS audio codecs, virtual surround, and other audio processing technologies enable immersive high definition entertainment experiences on a broad range of platforms and devices

Key Trends Driving Digital Media & Entertainment

- Blu-ray has become mainstream in certain major markets
- The popularity of online long-form content is driving Consumer Electronic OEMs to support network connections in their global mainstream consumer electronics products.
- Entertainment consumers are increasingly looking for transportability of their content. Increasingly, content must be capable of being played anywhere, any time, on any device. As such, devices must be able to play content that originated from any source and in any format.

Investor Relations Contacts

Anne McGuinness | DTS | 818.436.1036 | investor@dts.com | www.dts.com

Erica Abrams | The Blueshirt Group | 415.217.5864 | erica@blueshirtgroup.com